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                                DIRECTOR'S CONSENT


     I hereby consent to being named as a Director of Concentra Managed Care, Inc. in the Joint Proxy Statement/Prospectus and any amendments thereto to which this consent has been filed as an exhibit.

Date:  May 12, 1997                         /s/ Robert W. O'Leary
                                            ----------------------------
                                            Robert W. O'Leary